UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011 (January 5, 2011)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 5, 2011, Behringer Harvard Operating Partnership I LP (“Behringer Harvard OP”), the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a second amendment (the “Second Amendment”) to its secured credit agreement, as amended (the “Credit Agreement”), with KeyBank National Association (“KeyBank”) and the other lending institutions that are parties to the credit facility (collectively with KeyBank, the “Lenders”), and KeyBank as administrative agent for the Lenders (the “Agent”). The Second Amendment is deemed effective as of December 11, 2010.

The Second Amendment adjusts the total amount of secured borrowings available under the credit facility to $150 million, available as revolving loans (subject to increase to $300 million upon Lender approval and payment of certain activation fees to the Agent and Lenders), and provides that the Westway One property, located in Houston, Texas, may be released as security for the credit facility only if that property is sold to an unaffiliated third party and if the other conditions to release, including the payment of a release price equal to at least the net proceeds of sale, set forth in the Credit Agreement are satisfied.  The Second Amendment also waives the provision of the Credit Agreement that states that the “net operating income” (as that term is defined in the Credit Agreement) attributable to the Nokia leases at the 5 Wayside and 15 Wayside properties, located in Burlington, Massachusetts, must be excluded from the calculation of “net operating income” from those properties for the purpose of calculating the debt service coverage amount with respect to those properties as a result of the Nokia tenants not having extended their leases by December 11, 2010.  The Lenders have agreed to waive this provision for the fiscal quarter ending March 31, 2011.

The information set forth above with respect to the Second Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Second Amendment, which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 disclosure by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Cautionary Statement

The representations, warranties, covenants and agreements made by the parties in the Second Amendment and the Credit Agreement are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Second Amendment and the Credit Agreement and are subject to qualifications and limitations negotiated by the parties in connection with the Second Amendment and the Credit Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Second Amendment and the Credit Agreement rather than to establish matters as facts.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Second Amendment to Credit Agreement, dated January 5, 2011, by and among Behringer Harvard Operating Partnership I LP, as borrower, Behringer Harvard REIT I, Inc. and the subsidiary guarantors which are signatories to the agreement, as guarantors, and Keybank National Association, as lender, the other lenders which are parties to the agreement and Keybank National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated:	January 6, 2011	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated January 5, 2011, by and among Behringer Harvard Operating Partnership I LP, as borrower, Behringer Harvard REIT I, Inc. and the subsidiary guarantors which are signatories to the agreement, as guarantors, and Keybank National Association, as lender, the other lenders which are parties to the agreement and Keybank National Association, as administrative agent